Exhibit A-1

                FORM OF ARTICLES OF ORGANIZATION


                THE COMMONWEALTH OF MASSACHUSETTS


                     WILLIAM FRANCIS GALVIN
                  Secretary of the Commonwealth
      One Ashburton Place, Boston, Massachusetts 02108-1512


                    ARTICLES OF ORGANIZATION
                  (General Laws, Chapter 156B)


                            ARTICLE I

              The exact name of the corporation is:

                    EUA Energy Services, Inc.


                           ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

     To engage in and carry on businesses providing energy-related products and services to residential and commercial purchasers; and

     To engage in and carry on any other business or activity which may lawfully be engaged in or carried on by a corporation which is organized under Chapter 156B of the General Laws of the Commonwealth of Massachusetts as presently in effect or as amended from time to time, or any successor provisions adopted in lieu thereof.

                           ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE             WITH PAR VALUE

TYPE:      NO. OF SHARES       TYPE:    NO. OF SHARES   PAR VALUE

COMMON:                       COMMON:   200,000        .01

PREFERRED:                    PREFERRED:


                           ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                               N/A


                            ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                               N/A


                           ARTICLE VI

*Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

(a) The Board of Directors may make, amend or repeal the By-Laws of the corporation in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders. Any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

(b) Meetings of the stockholders may be held anywhere in the United States.


(c) The corporation may be a partner, either general or limited, in any business enterprise it would have the power to conduct by itself.

(d) No current or former director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

(e) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or voidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his/her or their votes are counted for such purposes, if:

     (i) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

    (ii) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the stockholders; or

   (iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the corporation shall be liable or accountable to the corporation or to any of its stockholders or creditors or to any other person, either for any loss to the corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (i),
(ii) or (iii) above are applicable.



*If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                           ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                          ARTICLE VIII

The information contained in Article VIII is NOT a PERMANENT part of the Articles of Organization.

a.  The street address of the principal office of the corporation
IN MASSACHUSETTS is: (post office boxes are not acceptable)

          c/o Eastern Utilities Associates
          One Liberty Square
          Boston, MA 02107
          Attention: President


b. The name, residential address and post office address of the directors and officers of the corporation are as follows:


DIRECTORS
                                                  Post Office
Name                Residence                     Address

John D. Carney      99 Mt. Prospect Street        Same
                    Bridgewater, MA 02324

Kevin A. Kirby      61 Monument Neck Road         Same
                    Bourne, MA 02532

Donald G. Pardus    238 Glezen Lane               Same
                    Wayland, MA 01778

Robert G. Powderly  42 Wayside Lane               Same
                    Ashland, MA 01721

John R. Stevens     41 Old Village Road           Same
                    Acton, MA 01720

OFFICERS

                                                            Post
                                                            Office
Title          Name                Residence                Address

Chairman       Donald G. Pardus    238 Glezen Lane          Same
                                   Wayland, MA 01778

President      John R. Stevens     41 Old Village Road      Same
                                   Acton, MA 01720

Vice President Kevin A. Kirby      61 Monument Neck Road    Same
                                   Bourne, MA 02532

Clerk          Clifford J.         3 Hammond Place          Same
               Hebert, Jr.         Woburn, MA 01801

Treasurer      Clifford J.         3 Hammond Place          Same
               Hebert, Jr.         Woburn, MA 01801



c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December


d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:


                              ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 5th day of December, 1995.

Aaron R. Muirhead, Incorporator
McDermott, Will & Emery
75 State Street
Boston, Massachusetts 02109

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.



                   THE COMMONWEALTH OF MASSACHUSETTS


                       ARTICLES OF ORGANIZATION
                     (General Laws, Chapter 156B)

          ____________________________________________



     I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 5th day of December, 1995.


Effective date:



                        WILLIAM FRANCIS GALVIN
                     Secretary of the Commonwealth


FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

                    TO BE FILLED IN BY CORPORATION
                 Photocopy of document to be sent to:

                         Walter A. Foskett, P.C.
                         McDermott, Will & Emery
                         75 State Street
                         Boston, MA  02109
               Telephone:  (617) 345-5022